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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of Conrail Inc. and subsidiaries on Form S-4 of our report dated January 24, 1994, on our audit of the consolidated financial statements and financial statement schedule of Conrail Inc. and subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "EXPERTS."

/s/  COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 8, 1997